Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-134392) of MathStar, Inc. of our report dated March 30, 2006 relating to the financial statements of MathStar, Inc., which appears in this Form 10-K/A (Amendment No. 1).

PricewaterhouseCoopers LLP
Portland, OR
October 26, 2006